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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
LaBranche & Co Inc.:

        We consent to the use of our report dated March 15, 2004, with respect to the consolidated statements of financial condition of LaBranche & Co Inc. and its subsidiaries (the "Company") as of December 2003 and 2002, and the consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2003, and the related financial statement schedule, included herein.

        Our report refers to changes, in 2002, in the Company's methods of accounting for goodwill and other intangible assets and changes in the composition of its reportable segments. The consolidated statements of operations, stockholders' equity and cash flows of the Company for the year ended December 31, 2001 were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements and financial statement schedule in their report dated January 17, 2002.

/s/KPMG LLP New York, New York August 13, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm